Citizens, Inc. President Jon Stenberg Appointed Chief Executive Officer

Jon Stenberg is an experienced growth leader to further leverage Citizens’ opportunities

Gerald W. Shields continues as Vice Chairman of the Board

AUSTIN, TX – July 1, 2024 – Citizens, Inc. (NYSE: CIA), a leading diversified financial services company specializing in life, living benefits, and final expense insurance, today announces the planned transition of the Chief Executive Officer role. Jon Stenberg, who currently serves as Citizens’ President, is appointed to the additional role of Chief Executive Officer effective July 1, 2024. Gerald W. Shields, who has served as CEO and Vice Chairman since 2020, will continue as Vice Chairman of the Company’s Board of Directors.

“This announcement comes at an exciting time as we continue our momentum to capitalize on the unique opportunities in front of us. The Company expects continued sales growth in 2024 leading to strong profit growth in the full year 2025,” said Gerald W. Shields.

“I am thrilled with this appointment. We are fortunate to continue benefiting from Gerald’s leadership and expertise as the entire Citizens team works to further grow and create value for our customers and shareholders. Citizens is an incredible company delivering customer-centric, innovative products in large and underserved markets,” said Jon Stenberg.

Gerald W. Shields – A Legacy of Record Setting Achievements

Mr. Shields became the Company’s CEO on January 1, 2022, after serving as its Interim CEO and President from August 2020 through December 31, 2021. Mr. Shields has also served as the Company’s Vice Chairman of the Board of Directors since February 2020. He successfully guided Citizens to advance its strategic roadmap. Highlights of Citizens' recent record-setting and key accomplishments:

•Highest amount of insurance issued in a quarter - Insurance issued increased 61% year-over-year to $274.5 million in Q1 2024.
•Record insurance in force, over $5 billion of insurance in force at March 31, 2024.
•AM Best initiated financial strength and credit ratings on Citizens, Inc.'s CICA Life Insurance Company of America in 2023, recognizing CICA’s Very Strong balance sheet and outlook.

Jon Stenberg, President, Adds Role of CEO

Mr. Stenberg has served as President of Citizens since joining the Company in March 2024, and is appointed to the additional role of Chief Executive Officer effective July 1, 2024. Mr. Stenberg’s accomplished life insurance career spans 30 years, building high-performing teams and scaling revenue at multiple life insurance enterprises.

Mr. Stenberg is an experienced growth leader in the life insurance industry. He previously served as Executive Vice President of the Individual Life Division of Symetra Life Insurance Company, where he pivoted its business model. The pivot resulted in dramatic sales growth while improving profitability and capital efficiency.

Jon previously served as Executive Vice President of Ameriprise Financial, where he developed and executed strategies that delivered revitalized sales and profit while managing all facets of the life insurance division. He served as Head of Retail Insurance, Senior Vice President, of New York Life, where he expanded the Company’s core life insurance product line to help drive record sales. He also served as UBS Insurance Agency’s President, and Lincoln Financial Group’s Life Insurance Sales Vice President.

Mr. Stenberg holds an MBA from Wharton School of Business at the University of Pennsylvania, and a Bachelor of Science degree from Central Michigan University. He is a veteran of the U.S. Army.

About Citizens, Inc.

Citizens, Inc. (NYSE: CIA) is a diversified financial services company providing life, living benefits and final expense insurance and other financial products to individuals and small businesses in the U.S., Latin America, and Asia. Through its customer-centric growth strategy, Citizens offers innovative products to address the evolving needs of its customers in their native languages of English, Spanish, Portuguese, and Mandarin. The Company operates two primary segments: Life Insurance, where internationally the Company is a market leader in U.S. Dollar denominated life insurance and where it is growing in niche markets in the United States through its final expense products distributed through white-label and established distribution channels, and Home Service Insurance, which operates primarily in the U.S. Gulf coast region. For more information about Citizens, please visit the website at www.citizensinc.com and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate", “believe”, “project”, "intends," "continue" or comparable words. Such forward-looking statements may relate to the Company’s expectations regarding its business performance, operational strategy, capital expenditures, technological changes, regulatory actions, and other financial and operational measures. In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to the risk factors discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in the Company's expectations. Accordingly, you should not unduly rely on these forward-looking statements. The Company also disclaims any duty to comment upon or correct information that may be contained in reports published by the investment community.

Citizens, Inc. Investor Relations Contacts

Darrow Associates Investor Relations
Jeff Christensen and Matt Kreps
Email: CIA@darrowir.com (Jeff and Matt)
Phone: 703-297-6917 (Jeff) and 214-597-8200 (Matt)